EXHIBIT 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To: UC Hub Group, Inc.

As independent Certified Public Accountants, we hereby consent to the use by reference in this Registration Statement, Form S8, of our November 23, 2004 report on Form 10KSB for the year ended July 31, 2004, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, and to all other references to our Firm included in this Registration Statement.



                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                    --------------------------------------------
                                    Russell Bedford Stefanou Mirchandani LLP




New York, New York
February 4, 2005



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